Exhibit 10-a
PROSPECTUS
ADC TELECOMMUNICATIONS, INC.
GLOBAL STOCK INCENTIVE PLAN
21,329,775 shares of Common Stock
($.20 par value)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offer described in this prospectus. If any other information or representations are made, you may not rely upon them as having been authorized by ADC. This prospectus is not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus nor any sale made under it shall, under any circumstances, create an implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
The date of this prospectus is January 10, 2007.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents that we have filed with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference in this prospectus:
(a)	our Annual Report on Form 10-K for the fiscal year ended October 31, 2006; and

(b)	the description of our Common Stock and Common Stock Purchase Rights contained in any of our registration statements filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or in any report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating the description.
     All documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment with the Commission which indicates that all securities offered by this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the respective dates of filing of such documents.
     We will provide you, without charge, upon your written or oral request, a copy of any or all of the following:
(a)	the documents referred to above that have been or may be incorporated in this prospectus (not including exhibits, unless the exhibits are specifically incorporated by reference into such documents);

(b)	our annual report to shareholders for our latest fiscal year; and

(c)	any report, proxy statement or other communication distributed by us to our shareholders generally.
     Requests for copies of these documents should be directed to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344 (telephone number (952) 938-8080).

NATURE OF INVESTMENT
     An investment in our Common Stock involves risk. We encourage you to review our Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as filed with the Commission. This report sets forth the significant risk factors involved in an investment in our Common Stock in Item 1A of such report under the captions “Risks Related to Our Business” and “Risks Related to Our Common Stock.”
INFORMATION ABOUT THE PLAN
General
     The information in this prospectus relates to the ADC Telecommunications, Inc. Global Stock Incentive Plan, which we call the “Plan” in this prospectus. The Plan was initially adopted by our Board of Directors in November 1990 and was approved by our shareholders on February 26, 1991. The Plan became effective immediately upon shareholder approval. The Board adopted amendments to the Plan in November 1992, December 1994, November 1996, December 1998, December 1999, December 2000, December 2001 and December 2002, and our shareholders approved these amendments on February 23, 1993, February 28, 1995, February 25, 1997, February 23, 1999, February 22, 2000, February 27, 2001, February 19, 2002, March 4, 2003 and March 2, 2004, respectively. In December 1996, the Board adopted an amendment to the Plan that did not require shareholder approval. The Plan was amended and restated through August 1, 2005 to reflect the 1-for-7 reverse stock split undertaken by the Company effective May 10, 2005, and was amended and restated through December 12, 2006 to reflect a change in the calculation of “Fair Market Value” under the Plan. Under the current terms of the Plan, the Plan will expire on March 2, 2009.
     The Plan is intended to help us recruit, retain and develop key employees capable of assuring the future success of ADC, to attract and retain the services of experienced and knowledgeable outside directors, and to offer these employees incentives to put forth maximum efforts for the success of our business and to provide these employees and outside directors an opportunity to acquire a proprietary interest in ADC. All key employees of ADC and of our subsidiaries and affiliates in which we have a significant equity interest and all nonemployee directors of ADC are eligible to receive awards under the Plan.
     A total of 21,329,775 shares of our Common Stock, par value $.20 per share, are available as of November 1, 2001 for the issuance of shares under outstanding awards and for the granting of awards under the Plan. The types of awards that may be granted under the Plan are described below. Awards granted under the Plan may be granted only during a period commencing February 26, 1991 and ending on March 2, 2009. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award granted may extend beyond March 2, 2009.
     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the U. S. Internal Revenue Code of 1986, as amended.
     You may obtain additional information about the Plan and its administrators by writing to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344, or by calling (952) 938-8080.

Administration
     The Plan is administered by a committee of the Board consisting of three or more nonemployee directors. The members of the committee are appointed by the Board. The committee has the authority to establish rules for the administration of the Plan; to select the key employees to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by the awards; and to set the terms and conditions of the awards. The committee may also determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations under the Plan are made in the sole discretion of the committee, and are binding on all interested parties. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems desirable to carry the Plan into effect. The committee may delegate to one or more officers the right to grant awards to employees who are not subject to Section 16(b) of the Exchange Act.
     Awards under the Plan are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their grant or exercise, the holder will receive shares of Common Stock, cash or any combination thereof, as the committee determines. No employee may be granted any award or awards under the Plan, the value of which award or awards is based solely on an increase in the value of the Common Stock after the date of grant of the award or awards, for more than 571,428 shares of Common Stock, in the aggregate, in any one calendar year.
Types of Awards
     The Plan permits the granting of:
(a)	stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code (the “Code”) and “nonqualified stock options” that do not meet these requirements;

(b)	stock appreciation rights (or “SARs”);

(c)	restricted stock and restricted stock units;

(d)	performance awards payable in shares of Common Stock; and

(e)	dividend equivalents.
     Under the Plan, the number of shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units and performance awards granted after March 2, 2004 is limited to 4,285,714.
     Options. The exercise price per share under any stock option will not be less than 100% of (i) the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a share as reported on the Nasdaq National Market System, if the shares are then quoted on the Nasdaq National Market System or (ii) the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a share on a national securities exchange, if the shares are then being traded on a national securities exchange on the date of grant of the option. Options will be exercisable by payment in full of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by the tendering of shares of our Common Stock or other consideration having a fair market value on the date the option is exercised equal to the option exercise price. Determinations of fair market value under the Plan will be made in accordance with methods and procedures established by the committee. For purposes of the Plan, the fair market value of shares of our Common Stock on a given date will be (a) the last sale price of the shares as reported on the Nasdaq Stock Market on that date, if the shares are then being quoted on the Nasdaq Stock Market, or (b) the closing price of the shares on that date on a national securities exchange, if the shares are then being traded on a national securities exchange.
     SARs. The grant price of any SAR will not be less than 100% of the exercise price per share under any stock option (determined as described in the preceding paragraph) on the date of grant of the SAR. The holder of a SAR will be entitled to receive the excess of the fair market value of a specified number of shares of our Common Stock (calculated as of the exercise date of the SAR or, if the committee so determines, as of any time during a specified period before or after the exercise date) over the grant price of the SAR.
     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units are subject to restrictions imposed by the committee during a restriction period determined by the committee. Restricted stock and restricted stock units may not be transferred by the holder until these restrictions established by the committee lapse. If the holder’s employment terminates during the restriction period, all restricted stock and restricted stock units will be forfeited unless the committee determines otherwise.
     The holder of restricted stock may have all of the rights of our shareholders, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or these rights may be limited.
     Holders of restricted stock units shall have the right, subject to any restrictions imposed by the committee, to receive shares of Common Stock at some future date. After the lapse or waiver of any applicable restrictions, holders of restricted stock units will be issued such shares.
     Performance Awards. Holders of performance awards have the right to receive shares of our Common Stock upon the achievement of specified performance goals during performance periods established by the committee. A performance award granted under the Plan may be payable in shares of Common Stock or restricted stock.
     Dividend Equivalents. Dividend equivalents will entitle the holders thereof to receive payments (in cash or shares, as determined by the committee) equivalent to the amount of cash dividends with respect to a specified number of shares.
Transferability of Awards
     You may not assign, transfer, pledge or otherwise encumber any award granted under the Plan, except for transfers by will, by designation of a beneficiary or by the laws of descent and distribution. You may, however, transfer all or a portion of a nonqualified stock option to specified members of your immediate family or to certain family trusts, partnerships or other entities in accordance with the terms of the Plan.

Exercise of Awards
     Each award is exercisable only by you, by a permitted transferee or, if permissible under applicable law, by your guardian or legal representative.
Share Accounting
     If any shares of our Common Stock subject to an award or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for these awards will be available for future awards under the Plan. Except as otherwise provided under procedures adopted by the committee to avoid double-counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted will be counted against the aggregate number of shares available for granting awards under the Plan. Shares that are used by a participant as full or partial payment to ADC of the purchase price of shares acquired upon exercise of a stock option or to satisfy applicable tax withholding requirements upon the exercise or vesting of an award will be available for future awards under the Plan.
Adjustments
     Under the Plan, appropriate adjustments will be made to the Plan and to the number of outstanding options in the event of changes in our Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure.
Amendments or Termination of the Plan
     The Board may amend, alter or discontinue the Plan at any time, but may not, without shareholder approval, make any revisions or amendments to the Plan that (a) absent shareholder approval, would cause Rule 16b-3, as promulgated by the Commission under the Exchange Act, or any successor rule or regulation, to become unavailable with respect to the Plan; (b) require the approval of our shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to ADC; or (c) require the approval of our shareholders under the Internal Revenue Code in order to permit incentive stock options to be granted under the Plan.
RESALES
     The resale of shares acquired upon exercise or receipt of awards generally is not restricted by the terms of the Plan. If you are “affiliate” (as defined in Rule 144(a)(1) promulgated under the Securities Act) of ADC, then your resale of any shares must comply with the registration requirements of the Securities Act or Rule 144 and all applicable state securities laws. Shares acquired by affiliates of ADC pursuant to awards or upon the exercise of an award may be resold under Rule 144 without a one-year holding period.

U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the U.S. federal income tax consequences of the issuance, exercise and payment of (or lapse of restrictions with respect to) awards under the Plan, based on currently applicable provisions of the Internal Revenue Code. The following description applies to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.
     Due to the complexity of the applicable provisions of the Internal Revenue Code, this prospectus describes only the general federal tax principles affecting awards that may be granted under the Plan. Depending on individual facts and circumstances, these general tax principles might not apply to you. In addition, these general tax principles are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Furthermore, if you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, special rules may apply to you. (See “Special Rules for Executive Officers and Directors Subject to Section 16(b)” below.)
     You also may be subject to state, local or foreign income taxes and you should refer to the applicable laws in those jurisdictions.
     For all of these reasons, we note that (i) the tax advice set forth herein was not intended or written to be used, and cannot be used by you or anyone else, for the purpose of avoiding federal income tax penalties that may be imposed; (ii) the advice was written to support the promotion or marketing of the transactions described herein; and (iii) we urge you to consult your own tax advisor to determine your tax liability in connection with the receipt or exercise of an award or the subsequent disposition of shares received in connection with or upon exercise of an award.
Tax Consequences with Respect to Awards
     Non-Qualified Stock Options
•	Grant. You will not recognize any taxable income at the time a non-qualified option is granted.

•	Exercise. Upon the exercise of a non-qualified option, you will recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. If you pay the exercise price by tendering other shares of our Common Stock then owned by you, you will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise that exceed the number of other shares you tendered.

•	Tax Deduction for ADC. We will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation.

•	Tax Basis of the Acquired Shares. If you pay the non-qualified option exercise price in cash, your original tax basis in the shares received upon exercise will equal the sum of (1) the option exercise price plus (2) the amount you are required to recognize as income as a result of the exercise. If you pay the option exercise price by tendering other shares of our Common Stock then owned by you, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to (a) the sum of the amount of the exercise price paid in cash, if any, plus (b) any amount that you are required to recognize as income as a result of the option exercise.

•	Sale of Shares. When you sell shares acquired upon the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in your hands, the gain or loss will be capital gain or loss.

•	Characterization of Capital Gain or Loss. Any capital gain or loss you recognize upon sale of the shares will be taxed as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the option. However, if, as usually is the case, the Common Stock is a capital asset in your hands, the holding period for acquired shares having the same basis as tendered shares will include the period during which you held the tendered shares.
     Incentive Stock Options
•	Grant. You will not recognize any taxable income at the time an incentive stock option is granted.

•	Exercise. Upon the exercise of an incentive stock option, you will not recognize any income for purposes of the regular income tax. However, you may be required to recognize income for purposes of the alternative minimum tax (or “AMT”).

For purposes of the AMT, an incentive stock option will be treated as a non-qualified option. Accordingly, for purposes of the AMT, you must recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. As a result, if you recognize a substantial amount of AMT income upon exercise of the incentive stock option in relation to your taxable income from wages and other sources in the year you exercise the option, you may be subject to the AMT. Furthermore, the fact that you recognize AMT income at the time you exercise an incentive stock option may not alter the amount of regular income you must recognize at the time you sell or otherwise dispose of the shares acquired upon exercise of the incentive stock option.

We urge you to consult your own tax advisor regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares acquired upon exercise of an incentive stock option in the same calendar year in which you acquired the shares to avoid having the AMT apply in the year you exercise the option and the regular tax apply in the year you sell the shares. We also urge you to consult your own tax advisor regarding the benefit that may be available from a tax credit for a prior year’s minimum tax liability provided for in Section 53 of the Internal Revenue Code.

•	Tax Deduction for ADC. If you sell or otherwise dispose of shares acquired upon the exercise of an incentive stock option more than two years from the date the option was granted to you and more than one year after you exercised the option, then we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if you sell or otherwise dispose of the shares before the holding period described above is satisfied, then we will be allowed a tax deduction at the time and in the amount you recognize ordinary income, if and to the extent the amount satisfies the general rules concerning deductibility of compensation. Under current law, this income is not subject to income or payroll tax withholding.

•	Tax Basis of the Acquired Shares. If you pay the exercise price for an incentive stock option in cash, your original tax basis in the shares received upon exercise will equal the option exercise price.

If you pay the exercise price for an incentive stock option by tendering other shares of our Common Stock already owned by you, and you acquired those tendered shares through any means other than by exercising one or more incentive stock options, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the amount of the exercise price paid in cash, if any. If you pay the exercise price solely by tendering other shares of our Common Stock, then the original tax basis of the remaining acquired shares will be zero.

If you pay the exercise price for an incentive stock option by tendering shares of our Common Stock already owned by you, and you acquired those tendered shares by exercising another incentive stock option, Section 1036 of the Internal Revenue Code generally provides that you will recognize no gain or loss with respect to the tendered shares (except possibly for purposes of the AMT as described above), as long as you have held the tendered shares for a period of time ending at least two years after the date the option for the tendered shares was granted and at least one year after you acquired the tendered shares upon exercise of the option.

•	Sale of Shares and Characterization of Capital Gain or Loss. If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option at a time more than two years from the date the option was granted to you and more than one year after you exercised the option, and if, as usually is the case, the Common Stock is a capital asset in your hands, then you will recognize long-term capital gain or loss in an amount equal to the difference between the sale price of the shares and the exercise price you paid for the shares.

If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option before the holding period described above is satisfied, then you will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and you will recognize long-term or short-term capital gain or loss (depending on whether you have held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date you exercised the option.
     Stock Appreciation Rights
•	Grant. At the time a SAR is granted, you will not recognize any taxable income.

•	Exercise. At the time you exercise a SAR, you will recognize ordinary income equal to the cash or fair market value of any shares of Common Stock received at that time (in the amount that is equal to the excess of the fair market value of a share of our Common Stock on the date the SAR is exercised over the grant price of the SAR).

•	Tax Deduction for ADC. Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the exercise of a SAR.

•	Tax Basis of the Acquired Shares. Your tax basis in any shares received will equal the fair market value of those shares at the time you recognize ordinary income as a result of exercising the SAR.

•	Sale of Shares. If, as usually is the case, the shares are a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as a capital gain or loss.

•	Characterization of Capital Gain or Loss. Any capital gain or loss you recognize upon sale of the shares will be characterized as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the SAR.
     Restricted Stock Awards
•	Grant and Lapse of Restrictions. Section 83(b) of the Internal Revenue Code allows you to elect, within 30 days after the date you receive a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the Common Stock at that time. If you do not make a Section 83(b) election within 30 days from the date you receive a restricted stock award, you will recognize ordinary income equal to the fair market value of the Common Stock upon expiration of the restriction period.

•	Forfeiture. If you do not make the Section 83(b) election described above and, before the restriction period expires, you forfeit the restricted stock under the terms of the award, you will not recognize any ordinary income in connection with the restricted stock award. If you do make a Section 83(b) election and subsequently forfeit the restricted stock under the terms of the award, you will not be allowed an ordinary income tax deduction with respect to the forfeiture. However, you may be entitled to a capital loss.

We urge you to consult your tax advisor to determine, in light of current tax rates and possible future tax legislation, whether it is more advantageous for you to make a Section 83(b) election upon receipt of a restricted stock award (resulting in a current tax liability plus the potential for future capital gains, currently taxed at lower rates than the rate applicable to ordinary income, and a risk of forfeiture without an ordinary income tax deduction) than not making the Section 83(b) election (resulting in the deferral of tax and the eventual recognition as ordinary income of any appreciation in the fair market value of your shares).

•	Dividends Received on Restricted Stock. Dividends received by you before the end of the restriction period will be taxed as ordinary income to you.

•	Tax Deduction for ADC. Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income in connection with a restricted stock award. Dividends on the restricted stock that are received by you before the end of the restriction period will also be deductible by us subject to the general rules concerning compensation.

•	Tax Basis of Shares. Your basis in the shares will equal their fair market value at the time you recognize ordinary income.

•	Sale of Shares. You cannot sell or otherwise dispose of the restricted stock until after the restriction period expires. When you sell the shares after the restriction period expires, you will recognize gain or loss in an amount by which the sale price of the shares differs from your tax basis in the shares. If, as usually is the case, the shares are a capital asset in your hands, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.

•	Characterization of Capital Gain or Loss. Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date you recognized ordinary income with respect to the shares and as short-term capital gain or loss if you have held the stock for 12 months or less from the date you recognized ordinary income.

Restricted Stock Units, Performance Awards and Dividend Equivalents (collectively, “deferred awards”)
•	Grant. At the time deferred awards are granted, you will not recognize any taxable income.

•	Vesting. At the time the deferred awards vest, you will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at that time.

•	Dividend Equivalents Received on Deferred Awards. Dividend equivalents received by you before the deferred awards vest will be taxed as ordinary income to you.

•	Tax Deduction for ADC. Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the vesting of the deferred awards.

•	Tax Basis of Shares. Your basis in any shares received will equal the fair market value of the shares at the time you recognize ordinary income as a result of the vesting of the deferred awards.

•	Sale of Shares. If, as usually is the case, the Common Stock is a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as capital gain or loss.

•	Characterization of Capital Gain or Loss. Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date the deferred awards vested and as short-term capital gain or loss if you have held the shares for 12 months or less from the date the deferred awards vested.
Special Rules for Executive Officers and Directors Subject to Section 16(b)
     If you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, any shares you acquire upon exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a deferred award, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if you have had a non-exempt acquisition of shares of ADC stock within the six months prior to the exercise, payout or vesting. In that case, you may be deemed to have acquired the shares at a date up to six months after the date the award was exercised or paid out or vested, and you will recognize (and be taxed on) ordinary income as of the later date, rather than as of the date of exercise, payout or vesting.
     However, Section 83(b) of the Internal Revenue Code allows you to elect to recognize ordinary income as of the date of exercise, payout or vesting, without regard to Section 16(b) restrictions. You must make the election in the manner specified in Section 83(b) within 30 days after the date you exercise the option or SAR or the date of payout or vesting, as applicable. If (1) the shares you acquired upon the exercise, payout or vesting of the award are treated as restricted property for purposes of Section 83 of the Internal Revenue Code because of the application of Section 16(b) of the Exchange Act and (2) you do not make a Section 83(b) election within the required time period, the amount of ordinary income to you will be determined as follows:
•	For non-qualified options (and incentive stock options treated as non-qualified options for purposes of the AMT), you will recognize and be taxed on ordinary income in the amount by which the fair market value of the shares at the later date exceeds the exercise price, rather than recognizing, and being taxed on, ordinary income in the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

•	For a SAR, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares as of the date you exercised the SAR.

•	For a deferred award, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of Common Stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the award matured.

•	For restricted stock, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the restricted stock vested.
     We urge you to consult your own tax advisor for more details about these special rules and to help you determine if you should make a Section 83(b) election.
Change in Control
     Depending on the terms of your award agreement and the determinations of the committee, upon a change in control of ADC, restrictions on your award may lapse, or your award may mature or become exercisable on an accelerated scheduled. If this type of benefit, or other benefits and payments connected with your award that result from a change in control of ADC, are granted to certain individuals (such as our executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount (1) will not be deductible by us and (2) will be subject to a 20% excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. We urge you to consult your own tax advisor regarding your tax liability upon a change in control of ADC.